UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On December 4, 2012, Big Lots, Inc. (“we,” “us” or “our”) issued a press release and conducted a conference call, both of which reported our third quarter fiscal 2012 unaudited results, provided an update on the status of our previously announced $200 million share repurchase program, and updated guidance for fiscal 2012.

The press release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, segment-level diluted earnings (loss) per share from continuing operations, a non-GAAP financial measure, was included. This non-GAAP financial measure reflects the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments. Additionally, the following non-GAAP financial measures were included: (i) adjusted gross margin; (ii) adjusted gross margin rate; (iii) adjusted operating profit; (iv) adjusted operating profit rate; (v) adjusted income tax expense; (vi) adjusted effective income tax rate; (vii) adjusted income from continuing operations; (viii) adjusted net income; (ix) adjusted diluted earnings per common share from continuing operations; and (x) adjusted diluted earnings per common share. These non-GAAP financial measures exclude from the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), a non-cash, after-tax charge of approximately $3.4 million, or $0.06 per diluted share, incurred during the first quarter of fiscal 2012 in connection with an inventory accounting change associated with the implementation of new retail inventory systems. As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted in the Investor Relations section of our website and referred to during the conference call, contained a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measure and the most directly comparable financial measure calculated and presented in accordance with GAAP.

Our management believes that disclosure of the segment-level non-GAAP financial measures provides useful information to investors because they separately reflect the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments. Our management also believes that disclosure of the non-GAAP financial measures that exclude the inventory charge provides useful information to investors because they present an alternative and more relevant method for measuring our operating performance, excluding a special item included in the most directly comparable GAAP financial measures, that our management believes is more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management in evaluating our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our December 4, 2012 press release on operating results and guidance (Exhibit 99.1) and the transcript of our December 4, 2012 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, Steven S. Fishman notified our Board of Directors that he intends to retire as our Chairman, Chief Executive Officer and President upon the appointment of his successor. The Board of Directors has commenced a search for Mr. Fishman's successor.

Item 7.01    Regulation FD Disclosure.

Our December 4, 2012, press release announcing Mr. Fishman's retirement is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are furnished herewith.

	Exhibit No.	Description

	99.1*	Big Lots, Inc. press release on operating results and guidance dated December 4, 2012.

	99.2*	Big Lots, Inc. conference call transcript dated December 4, 2012.

	99.3*	Big Lots, Inc. press release on Mr. Fishman's retirement dated December 4, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: December 10, 2012	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Executive Vice President, Chief Administrative Officer